    As filed with the Securities and Exchange Commission on March 15, 2002
                                                      Registration No. 333-81348
================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           -------------------------

                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                           -------------------------

                                DOUBLECLICK INC.
               (Exact name of issuer as specified in its charter)

                         Delaware                                              13-3870996
(State or other jurisdiction of incorporation or organization)      (IRS Employer Identification No.)

                              450 West 33rd Street
                            New York, New York 10001
               (Address of principal executive offices) (Zip Code)

                           -------------------------

                       MessageMedia, Inc. 1995 Stock Plan
              MessageMedia, Inc. 1999 Non-Officer Stock Option Plan
             Decisive Technology Corporation 1996 Stock Option Plan
                        Randall Bachmeyer Agreement No. 1
                        Randall Bachmeyer Agreement No. 2
                           Christopher Buss Agreement
                               Jon Clark Agreement
                             Daniel Foster Agreement
                            Laurence Jones Agreement
                              Gerald Poch Agreement

                            (Full title of the plans)

                           -------------------------

                                  Kevin P. Ryan
                             Chief Executive Officer
                                DoubleClick Inc.
                              450 West 33rd Street
                            New York, New York 10001
                     (Name and address of agent for service)
                                 (212) 683-0001
          (Telephone number, including area code, of agent for service)

================================================================================

                          Deregistration of Shares

      On January 24, 2002, DoubleClick Inc. (the "Registrant") filed a registration statement on Form S-8, registration no. 333-81348, to register 111,168 shares of its common stock, par value $.001 per share (the "Common Stock") for issuance under certain MessageMedia, Inc. stock option plans and stock option agreements. None of the options for which the 111,168 shares of Common Stock were registered have been exercised. By this Post-Effective Amendment No. 1, the Registrant hereby deregisters the 111,168 shares of Common Stock.

                                   SIGNATURES

Registrant.

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 15th day of March, 2002.


                                       DoubleClick Inc.

                                       By: /s/ Kevin P. Ryan
                                          ------------------------------------
                                          Kevin P. Ryan
                                          Chief Executive Officer and Director


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              Signatures                                      Title                       Date
---------------------------------------  ---------------------------------------    -------------------
                  *                      Chairman of the Board
---------------------------------------
           Kevin J. O'Connor

         /s/ Kevin P. Ryan               Chief Executive Officer (principal         March 15, 2002
---------------------------------------  executive officer) and Director
             Kevin P. Ryan

                  *                      Director
---------------------------------------
          Dwight A. Merriman

                  *                      Director
---------------------------------------
            David N. Strohm

                  *                      Director
---------------------------------------
           Mark E. Nunnelley

                  *                      Director
---------------------------------------
           W. Grant Gregory

                  *                      Director
---------------------------------------
              Don Peppers

                  *                      Director
---------------------------------------
           Thomas S. Murphy

                  *                      Chief Financial Officer (principal
---------------------------------------  financial officer)
             Bruce Dalziel

                  *                      Vice President of Corporate Finance
---------------------------------------  (principal accounting officer)
            Thomas Etergino


*By:        /s/ Kevin P. Ryan
    ------------------------------------
              Kevin P. Ryan
            Attorney-In-Fact